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                                                                      EXHIBIT 12

                       UNITED STATES CELLULAR CORPORATION
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

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
EARNINGS:
  Income from Continuing Operations before income taxes..........................  $ 195,487
    Add (Deduct):
      Minority Share of Cellular Losses from Majority-owned Subsidiaries.........       (371)
      Earnings on Equity Method..................................................    (77,121)
      Distributions from Minority Subsidiaries...................................     52,362
                                                                                   ---------
                                                                                   $ 170,357

    Add fixed charges:
      Consolidated Interest Expense..............................................     28,760
      Deferred Debt Amortization Expense.........................................        602
      Interest Portion (1/3) of Consolidated Rent Expense........................      5,724
                                                                                   ---------
                                                                                   $ 205,443
FIXED CHARGES:
  Consolidated Interest Expense..................................................  $  28,760
  Deferred Debt Amortization Expense.............................................        602
  Interest Portion (1/3) of Consolidated Rent Expense............................      5,724
                                                                                   ---------
                                                                                   $  35,086
RATIO OF EARNINGS TO FIXED CHARGES...............................................       5.86
                                                                                   ---------
                                                                                   ---------
FIXED CHARGES AND PREFERRED DIVIDENDS:
  Tax-effected Preferred Dividends...............................................  $     122
  Fixed Charges..................................................................     35,086
                                                                                   ---------
                                                                                   $  35,208
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................       5.84
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